Exhibit 10.2

CYANOTECH CORPORATION

2005 Stock Option Plan

Restated November 5, 2010

I.                                        PURPOSE OF THE PLAN; DEFINITIONS

A.            This 2005 Stock Option Plan (the “Plan”) is intended to promote the interests of Cyanotech Corporation, a Nevada corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its subsidiary corporations) and (ii) consultants and other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations) with the opportunity to acquire, or increase their proprietary interest in the Corporation as an incentive for them to join or remain in the service of the Corporation (or its subsidiary corporations).

B.            The Plan becomes effective immediately upon approval of the Corporation’s stockholders at the 2005 Annual Stockholders Meeting to be held on August 22, 2005.  Such date is hereby designated as the Effective Date of the Plan.  [revised by reverse stock split effective November 3, 2006 (“2006 Split”); amended by stockholders to increase amount of Stock Subject to Plan on September 9, 2008 (“2008 Amendment”)]

C.            For purposes of the Plan, the following definitions apply:

Board:  the Corporation’s Board of Directors.

Committee:  The Committee of the Corporation’s Board of Directors appointed by the Board to administer the plan.

Common Stock:  shares of the Corporation’s common stock, par value $0.02 per share.   [2006 Split]

Change in Control:  a change in ownership or control of the Corporation effected through either of the following transactions:

(i)            any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, “1934 Act”) of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding stock pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders accept; or

(ii)           there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of persons who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Corporate Transaction:  any of the following stockholder-approved transactions to which the Corporation is a party:

(i)            a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii)          any reverse merger in which the Corporation is the surviving entity but in which stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding stock are transferred to person or persons different from those who held such stock immediately prior to such merger.

Employee:  a person who performs services while in the employ of the Corporation or one or more subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

Market Value:  the last reported price per share of the Common Stock on the day in question on the NASDAQ Small-Cap Market, or if the Common Stock is regularly traded in some other market or on an exchange the closing selling price per share of the Common Stock on the date in question, as such price is officially quoted by a national reporting service.  If there is no such reported price on the date in question, then the fair market value is the price on the last preceding date for which such quotation exists.

Hostile Take-Over:  a change in ownership of the Corporation through the following transaction:

(i)            any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as swing profit restrictions of Section 16 of the 1934 Act.

Service: the performance of services on a periodic basis to the Corporation (or any subsidiary corporation) in the capacity of an Employee or from time to time as an independent consultant, except to the extent otherwise specifically provided in the applicable stock option agreement.

Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.  However, if the surrendered option is an Incentive Option, as defined in Section IV (C) of this Article One, the Take-Over Price shall not exceed the clause (a) price per share.

D.            The following provisions shall be applicable in determining the subsidiary corporations of the Corporation:

Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

II.                                   ADMINISTRATION OF THE PLAN

A.            Except as otherwise determined by the Board, the Plan shall be administered by the Board of Directors or by the Stock Option and Compensation Committee of the Board (“Committee”) or other named Committee of the Board designated by the Board of Directors subject to the requirements of 1934 Act Rule 16b-3:

(i)            The Committee of three (3) or more non-employee Board members shall be appointed by the Board to administer the Plan. No Board member is eligible to serve on the Committee unless such person qualifies as a “Non-Employee Director” as permitted by 1934 Act Rule 16b-3.

(ii)           Members of the Committee serve for such term as the Board may determine and are subject to removal by the Board at any time.

B.            The Committee by majority action thereof has the power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable.  All decisions of the Committee within the scope of its administrative functions under the Plan are final and binding on all parties.

C.            Service on the Committee is service as a Board member, and members of the Committee [typo corrected] are entitled to full indemnification and reimbursement as Board members for their service on the Committee.  No member of the Committee is liable for any act or omission made in good faith with respect to the Plan or any option grant under the Plan.

III.                              ELIGIBILITY

A.            The persons eligible to participate in the Plan (“Optionees”) are as follows:

(i)            officers and other employees of the Corporation (or its subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its subsidiary corporations); and

(ii)           those consultants or other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations).

B.            Non-employee Board members are not eligible to participate in the Plan.

C.            The Committee by majority action thereof has the power and authority to determine which eligible persons are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to meet such requirements, the time or times at which each granted option is to become exercisable, the maximum term for which the Option may remain outstanding and the terms and provisions of the Stock Option Agreement evidencing the Option.

IV.                               STOCK SUBJECT TO THE PLAN

A.            Shares of the Corporation’s Common Stock available for issuance under the Plan shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market.  The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 700,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section IV.  [the 2006 Split reduced maximum Plan shares to 200,000; the 2008 Amendment increased maximum Plan shares to 700,000]

B.            If one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan.  All share issuances under the Plan reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan.  In addition, if the exercise price of an outstanding option under the Plan is paid with shares of Common Stock or shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan is reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

C.            If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of stock issuable under the Plan and (ii) the number and/or class of stock and price per share in effect under each option outstanding under the Plan.  Such adjustments to the outstanding options are to be effected in a manner which precludes the enlargement or dilution of rights and benefits under such options.  Such adjustments made by the Committee are final, binding and conclusive.

V.                                    TERMS AND CONDITIONS OF OPTIONS

Options under the Plan are granted by action of the Committee and may, at the Committee’s discretion, be either Incentive Options or non-qualified options. Persons who are not Employees of the Corporation may only be granted non-qualified options. Each granted option shall be evidenced by a Stock Option Agreement in the form approved by the Committee; provided, however, that each such agreement complies with the terms and conditions specified herein. Each Stock Option Agreement evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI hereof.

A.            Option Price.

1.             The option price per share is determined by the Committee in accordance with the following provisions:

(i)            The option price per share of the Common Stock subject to an Incentive Option must in no event be less than one hundred percent (100%) of the Market Value of such Common Stock on the grant date.

(ii)           The option price per share of the Common Stock subject to a non-qualified stock option is the amount determined by the Committee at the time of grant and may be less than, equal to or more than the Market Value of such Common Stock on the grant date.

2.             The option price is immediately due upon exercise of the option and payable in one of the alternative forms specified below;

(i)            full payment in cash or check made payable to the Corporation’s order:

(ii)           full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Market Value on the Exercise Date;

(iii)          full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Market Value on the Exercise Date and cash or check payable to the Corporation’s order; or

(iv)          full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (a) provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (b) provides written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph 2, the Exercise Date is the date on which written notice of the option exercise is delivered to the Corporation.  Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B.            Term and Exercise of Options.

Each option granted hereunder is exercisable at such time or times, and excluding all specified vesting periods during the specified term period, and for such number of shares as is determined by the Committee and set forth in the Stock Option Agreement evidencing such option.  No granted option shall, however, have a term in excess of ten (10) years.  Subject to Paragraph E of this Section V, during the lifetime of the Optionee, the option is exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee’s death, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act, or the rules thereunder.

C.            Termination of Service.

1.             If the Optionee ceases Service while holding one or more options hereunder, each such option will not remain exercisable beyond the limited post-Service exercise period specified by the Committee in the Stock Option Agreement evidencing the grant, unless the Committee otherwise extends such period in accordance with subparagraph C.5 below.

2.             During the post-Service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Optionee is vested at the time of cessation of Service.  Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.  In any case, each option terminates and ceases to be outstanding, at the time of the Optionee’s cessation of Service with respect to any option shares for which such option is not otherwise at the time exercisable.

3.             If the Optionee dies while holding one or more outstanding options hereunder, each such option may be exercised, subject to the limitations of subparagraph 2 above, by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of descent and distribution or as otherwise permitted herein.

4.             If (i) the Optionee’s Service is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee makes any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its subsidiaries, then in any such event all outstanding options held by the Optionee hereunder terminate immediately and cease to be outstanding.

5.             Except as otherwise determined by the Board the Committee has full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period specified in the instrument evidencing such grant to such greater period of time as the Committee deems appropriate under the circumstances.  In no event, however, shall such option be exercisable after the specified expiration date of the option term.

6.             The Committee has complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted hereunder to be exercised not only for the number of shares for which each such option is exercisable at the time of the Optionee’s cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

D.            Stockholder Rights.

An Optionee has none of the rights of a stockholder with respect to any option shares until such person or its nominee, guardian or legal representative has exercised the option and paid the option price for the purchased shares.

E.            Assignment; Limited Transferability of Stock Options

No option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will, by the laws of decent and distribution or by a qualified domestic relations order as provided in Section V, Paragraph B.  Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options granted to be on terms that permit transfer to:

(i)            the spouse, children or grandchildren of the Optionee (“Immediate Family Members”);

(ii)           a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

(iii)          a partnership in which such Immediate Family Members are the only partners, provided that:

(A)                               there may be no consideration for any such transfer;

(B)                               the Stock Option Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section V, Paragraph E; and

(C)                               subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section V, Paragraph E.

Following transfer, any such options continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section V, Paragraph E the term Optionee shall be deemed to refer to the transferee.  The provisions of the option relating to the period of exercisability and expiration of the Option continue to apply with respect to the original Optionee, and the Options exercisable or received by the transferee only to the extent, and for the periods, set forth in said option.

VI.                               INCENTIVE OPTIONS

The terms and conditions specified in this Section VI are applicable to all Incentive Options granted hereunder.  The Stock Option Agreement relating to Incentive Options must be in accordance with Section 422(b) of the Internal Revenue Code or a succession Section thereof.  Incentive Options may only be granted to persons who are Employees of the Corporation.  Options which are specifically designated as “non-qualified” options when issued under the Plan are not subject to this Section VI.

A.            Dollar Limitation.

The aggregate Market Value (determined as of the respective date of dates of grant of the Common Stock) [typo corrected] for which one or more options granted to any Employee under this Plan (or any other option Plan of the Corporation or its subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand dollars ($100,000).  To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted.  If the shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable one hundred thousand dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-qualified option under the Federal tax laws.

B.            10% Stockholder.

If any person to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the corporation, the option price per share must not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term must not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section VI, the provisions of the Plan apply to all Incentive Options granted hereunder.

VII.                          CORPORATE TRANSACTIONS / CHANGES IN CONTROL

A.            Each option outstanding at the time of a Corporate Transaction automatically accelerates so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.  However, an outstanding option does [typo corrected] not so accelerate if and to the extent:  (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same exercise schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee, at the time of the option grant. The determination of option comparability by the Committee under clause (i) above is final, binding and conclusive.  The Committee also has full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee’s Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

B.            Upon the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C.            Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of stock which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to the Option price payable per share, provided the aggregate option price payable for such stock shall remain the same.  In addition, the class and number of stock available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

D.            The grant of options shall in no way affects the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

E.            Except as otherwise determined by the Board, the Committee has the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of the Change in Control and to condition any such option acceleration upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

F.             Any options accelerated in connection with the Change in Control remain fully exercisable until the expiration of the option term.

G.            The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section VII in connection with a Corporate Transaction or Change in Control remain subject to the dollar limitation of Section VI, Paragraph A.

VIII.                     CANCELLATION AND RE-GRANT OF OPTIONS

Except as otherwise determined by the Board, the Committee has the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options hereunder and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share based upon the Market Value of the Common Stock on the new grant date.

IX.                              AMENDMENT OF THE PLAN AND AWARDS

The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects, provided that no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment.  In addition, the Board may not, without the approval of the Corporation’s stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV Paragraph C, (ii) materially modify the eligibility requirements for the Plan participation or (iii) materially increase the benefits accruing to Optionees.

X.                                   TAX WITHHOLDING

A.            The Corporation’s obligation to deliver shares of Common Stock upon exercise of stock options or the vesting of shares acquired upon exercise of such options under the Plan is subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

B.            The Committee may, in its discretion and in accordance with the provisions of this Section X and such supplemental rules as the Committee may from time to time adopt (including the applicable safe-harbor provisions of 1934 Act Rule 16b-3), provide any or all holders of non-qualified options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

(i)            Stock Withholding: The holder of a non-qualified option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-qualified option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (up to one hundred (100%)) as specified by such holder.

(ii)           Stock Delivery: The Committee may, in its discretion, provide the holder of a non-qualified option with the election to deliver to the Corporation, at the time the non-qualified option is exercised, one or more shares of Common Stock already held by such person with an aggregate Market Value (100%) as specified by such person) of the Taxes incurred in connection with such option exercise.

XI.                              TERM OF THE PLAN

The Plan terminates upon the earlier of (i) August 21, 2015 or (ii) the date on which all shares available for issuance under the Plan have been issued or canceled pursuant to the exercise of options granted under the Plan.  If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date continue to have force and effect in accordance with the provisions of the Stock Option Agreements evidencing such grants or issuances.

XII.                         USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan may be used for general corporate purposes.

XIII.                    REGULATORY APPROVALS

A.            The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder is subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B.            No shares of Common Stock or other assets are to be issued or delivered under the Plan unless and until there is compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed.

XIV.                     NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan is to be construed so as to grant any person the right to remain in the employ or service of the Corporation (or any subsidiary corporation) for any period of specific duration, and the Corporation (or any subsidiary corporation retaining the services of such person) may terminate such person’s employment or service at any time and for any reason, with or without cause.

XV.                          MISCELLANEOUS PROVISIONS

A.            The right to acquire Common Stock under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as specifically provided in the Plan.

B.            The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Hawaii, as such laws are applied to contracts entered into.

C.            The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

D.            Except to the extent that federal laws or the Nevada Corporate Code [revised] control, the Plan and all Stock Option Agreements hereunder are to be construed in accordance with and governed by the law of the State of Hawaii.